UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  June 28, 2022

DEFENSE TECHNOLOGIES INTERNATIONAL CORP.

(Exact name of registrant as specified in its charter)

Delaware	000-54851	99-0363802
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2683 Via De La Valle, Suite G418, Del Mar, CA 92014

(Address of principal executive offices)

Registrant's telephone number, including area code: (800) 520-9485

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:   None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

FORM 8-K

When used in this Current Report on Form 8-K, the terms “company”, “Defense Technologies,” “DTII”, “we,” “us,” “our” and similar terminology, reference Defense Technologies International Corp.

Item  8.01Other Events.

On June 28, 2022, Defense Technologies effected a reverse stock split of its issued and outstanding shares of common stock on a one share for five hundred shares (1:500) basis. The reverse stock split was unanimously approved by our Board of Directors on March 11, 2022 and by the requisite majority of the voting power of our voting securities held by stockholders acting by written consent. The company’s voting power includes outstanding common stock as well as preferred shares that possess super voting power for common share votes.

As of June 2, 2022, our outstanding voting securities consisted of 243,638,684 shares of common stock and 3,583,264 shares of Series “A” Convertible Preferred Stock, which Preferred shares carry common stock voting rights of 100 shares for each Preferred share owned. Stockholders, who beneficially held in the aggregate voting power equal to 358,326,400 shares, or approximately 59.53% of the voting power of our outstanding voting securities, executed and delivered to the Board of Directors written consents approving the reverse split. Because the action was approved by the written consent of stockholders holding the majority of our outstanding voting securities, no proxies were solicited.

In connection with the reverse stock split, we filed with the State of Delaware an amendment to our Certificate of Incorporation to reflect the split. Our current authorized capitalization remains unchanged at 600 million shares of common stock with a par value of $0.0001, and 20,000,000 shares of preferred stock with a par value of $0.0001 per share. Only shares of the company’s outstanding common stock are subject to the reverse stock split. Following the reverse stock split, our trading symbol DTII will change to DTIID. After 20 business days, the trading symbol will revert to DTII.

As a result of the reverse stock split, we will have issued and outstanding approximately 487,277 shares of common stock, without giving effect to the rounding up of fractional shares. Split shares are fully-paid and non-assessable. The rights and preferences of the outstanding common shares (post-split) remain the same as pre-split shares.

Item 9.01Financial Statements and Exhibits.

(d)Exhibits

Exhibit No.	Description
99.1	Press Release dated June 28, 2022

Cautionary Note About Forward-looking Statements

Statements contained in this current report which are not historical facts, may be considered "forward-looking statements," which term is defined by the Private Securities Litigation Reform Act of 1995. Any “safe harbor under this Act does not apply to a “penny stock” issuer, which definition would include the company. Forward-looking statements are based on current expectations and the current economic environment. We caution readers that such forward-looking statements are not guarantees of future performance. Unknown risks and uncertainties as well as other uncontrollable or unknown factors could cause actual results to materially differ from the results, performance or expectations expressed or implied by such forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Defense Technologies International Corp.

Date: June 28, 2022	By:	/S/ MERRILL W. MOSES
Merrill W. Moses
President, CEO and
Interim Chief Financial Officer